UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 26, 2010

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

2006 Equity Incentive Plan

At a meeting of Cepheid’s Board of Directors (the “Board”) on October 26, 2010, the Board approved certain amendments to the Cepheid’s 2006 Equity Incentive Plan (the “EIP”), to effect the following changes:

•

To require that grants of restricted stock awards, stock bonus awards, restricted stock units and performance shares (collectively, “Full Value Equity Awards”) with vesting or settlement restrictions, as applicable, based upon completion of performance goals, shall have a minimum one-year vesting or settlement restriction period (the “One-Year Restriction Period”) and all other vesting or settlement restrictions, as applicable, for Full Value Equity Awards shall have a minimum three-year vesting or settlement restriction period (the “Three-Year Restriction Period” and together with the One-Year Restriction Period, the “Minimum Restriction Periods”).

•

Notwithstanding the foregoing, Cepheid may grant Full Value Equity Awards without taking into account the Minimum Restriction Periods, provided, that, Cepheid does not grant more than 10% of the aggregate shares of common stock reserved and available for grant and issuance under the EIP without the Minimum Restriction Periods.

The foregoing is a summary of the changes effected by the amendments to the EIP and does not purport to be complete. The foregoing is qualified in its entirety by reference to the EIP, as amended and restated, a copy of which is filed as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

99.01	2006 Equity Incentive Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: November 1, 2010	By:	/s/ Andrew D. Miller
Name: Andrew D. Miller
Title: Senior Vice President, Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title

99.01	2006 Equity Incentive Plan, as amended and restated.